CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

GelStat Corp.
Minneapolis, Minnesota

We hereby consent to the use in the Company's Form 8-K/A of our report dated March 28, 2003, relating to the financial statements of GelStat Corp., which is contained in that Form 8-K/A.

/s/ Gary Lundeen Company, P.A.

Hopkins, Minnesota
July 14, 2003